Exhibit 23

The Board of Directors
JLG Industries, Inc.
McConnellsburg, PA 17233

      We consent to the incorporation by reference in the Registration Statements on Form S-4, No. 333-99217 and No. 333-107468 and Form S-8, No. 33-60366, No. 33-61333, No. 33-75746, No. 333-71428, No. 333-71430, and No.
333-71432 of our report dated September 12, 2003, except for Note 2 as to which the date is September 23, 2003, relating to the audited consolidated financial statements of JLG Industries, Inc. included in the Annual Report (Form 10-K) for the year ended July 31, 2003.


                                            /s/ Ernst & Young LLP

Baltimore, Maryland
October 2, 2003